UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

224 Airport Parkway, Suite 550

San Jose, CA 95110

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 944-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	QMCO	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On May 28, 2019, the Superior Court of California for Santa Clara County granted preliminary approval of the settlement in the stockholder derivative action captioned In re Quantum Corp. Derivative Litigation, Lead Case No. 18CV328139 (the “Derivative Litigation”).

Pursuant to the Order granting preliminary approval, the Company is publishing the Notice of Pendency of Proposed Settlement of Stockholder Derivative Action dated May 28, 2019 (the “Notice”), attached hereto as Exhibit 99.1. The Stipulation of Settlement was previously disclosed on the Company’s Form 8-K filed April 16, 2019, and is attached hereto as Exhibit 99.2. This Notice and the Stipulation of Settlement are available for review on the Company’s investor relations website at http://investors.quantum.com/phoenix.zhtml?c=69905&p=irol-irhome.

Item 9.01(d)	Exhibits

Exhibit 99.1	Notice of Pendency of Proposed Settlement of Stockholder Derivative Action dated May 28, 2019.

Exhibit 99.2	Stipulation of Settlement dated April 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2019	QUANTUM CORPORATION
(Registrant)

	By:	/s/ J. Michael Dodson
	Name:	J. Michael Dodson
	Title:	Chief Financial Officer